EXHIBIT 11
                       COMPUTATIONS OF EARNINGS PER SHARE

                                  (in thousands
                           except earnings per share)
                                   (unaudited)
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

                                                      For the three months                      For the nine months
                                                      ended September 30,                       ended September 30,
                                                   1997                 1996                  1997               1996

Shares used in the computation of earnings per share:
Weighted daily average
  of shares outstanding                             4,657,719            4,498,831            4,649,468          4,476,299

  Shares used in the computation of
    primary earnings per shares                     4,833,158            4,673,451            4,827,288          4,657,051
                                              ================     ================       ==============     ==============
  Shares used in the computation of
   fully diluted earnings per share                 4,849,605            4,713,229            4,851,197          4,680,967
                                              ================     ================       ==============     ==============

Net income used in the computation of earnings per common share:

  Net income, as reported                      $        1,614       $        1,821          $     4,257       $      5,269
                                              ================     ================       ==============     ==============

  Primary earnings per share                   $         0.33      $          0.39         $       0.88      $        1.13
                                              ================     ================       ==============     ==============

  Fully diluted earnings per share             $         0.33      $          0.39         $       0.88      $        1.13
                                              ================     ================       ==============     ==============

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